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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 14, 2006

                          Russ Berrie and Company, Inc.
               (Exact Name of Registrant as Specified in Charter)

         New Jersey                      1-8681                   22-1815337
(State or Other Jurisdiction    (Commission File Number)        (IRS Employer
      of Incorporation)                                      Identification No.)

  111 Bauer Drive, Oakland, New Jersey                                   07436
(Address of Principal Executive Offices)                              (Zip Code)

Registrant's telephone number, including area code: (201) 337-9000

    ________________________________________________________________________
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Reference is made to the Credit Agreement dated as of June 28, 2005, as amended (the "LaSalle Credit Agreement") among Russ Berrie and Company, Inc. (the "Company"), certain of its domestic wholly-owned subsidiaries party thereto, the financial institutions parties thereto, LaSalle Bank National Association, as "Issuing Bank" thereunder and LaSalle Business Credit, LLC as administrative agent for the lenders and the Issuing Bank. A detailed description of the LaSalle Credit Agreement and related documents can be found in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2005.

In order to reduce overall interest expense and gain increased flexibility with respect to the financial covenant structure of the Company's senior financing, on March 14, 2006, the LaSalle Credit Agreement and all loan documents related thereto were terminated and the obligations thereunder were refinanced as described herein (the "LaSalle Refinancing"). The Company had not been in compliance with the "Total Debt to EBITDA Ratio" covenant in the LaSalle Credit Agreement for the quarter ended December 31, 2005. In connection with the LaSalle Refinancing, all outstanding obligations under the LaSalle Credit Agreement (approximately $76.3 million) were repaid using proceeds from the Infantline Credit Agreement (defined below). The Company paid a fee of approximately $1.3 million in connection with the early termination of the LaSalle Credit Agreement, which was scheduled to mature on June 28, 2010. In addition, the Company will write-off, in the first quarter of 2006, approximately $2.5 million in deferred financing costs in connection with the LaSalle Refinancing.

As part of the LaSalle Refinancing, the Company formed a wholly-owned Delaware subsidiary, Russ Berrie U.S. Gift, Inc. ("Newco"), to which it assigned (the "Assignment") substantially all of its assets and liabilities which pertain primarily to its gift business, such that separate loan facilities could be made directly available to each of the Company's domestic gift business and infant and juvenile business, respectively, as described below.

A. The Infantline Credit Agreement

On March 14, 2006, Kids Line, LLC ("KL") and Sassy, Inc. ("Sassy", and together with KL, the "Infantline Borrowers"), each wholly-owned subsidiaries of the Company, entered into a credit agreement as borrowers, on a joint and several basis, with LaSalle Bank National Association as administrative agent and arranger (the "Agent"), the lenders from time to time party thereto, the Company as loan party representative, Sovereign Bank as syndication agent, and Bank of America, N.A. as documentation agent (the "Infantline Credit Agreement"). Unless otherwise specified herein, capitalized terms used but undefined in this Section A shall have the meanings ascribed to them in the Infantline Credit Agreement.

The commitments under the Infantline Credit Agreement (the "Infantline Commitments") consist of (a) a $35.0 million revolving credit facility (the "Revolving Loan"), with a subfacility for letters of credit in an amount not to exceed $5.0 million, and (b) a $60.0 million term loan facility (the "Term Loan"). The Infantline Borrowers drew down approximately $79.7 million on the Revolving Loan

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on the Closing Date, which reflects the payoff of all amounts outstanding under the LaSalle Credit Agreement and certain fees and expenses associated with the LaSalle Refinancing.

The principal of the Term Loan will be repaid in installments as follows: (a) $750,000 on the last day of each calendar month for the period commencing March, 2006 through and including February, 2008, (b) $1,000,000 on the last day of each calendar month for the period commencing March, 2008 through and including February, 2009, (c) $1,250,000 on the last day of each calendar month for the period commencing March, 2009 through and including February 2011. A final installment in the aggregate amount of the unpaid principal balance of the Term Loan (in addition to all outstanding amounts under the Revolving Loan) is due and payable on March 14, 2011, in each case subject to earlier termination in accordance with the terms of the Infantline Credit Agreement.

The Infantline Commitments will bear interest at a rate per annum equal to the Base Rate (for Base Rate Loans) or the LIBOR Rate (for LIBOR Loans) plus an applicable margin, in accordance with a pricing grid based on the most recent quarter-end Total Debt to EBITDA Ratio, which applicable margin shall range from 1.75% - 2.50% for LIBOR Loans and from 0.25% - 1.00% for Base Rate Loans; provided, however, that from the closing date under the Infantline Credit Agreement until delivery of the financial statements and compliance certificate with respect to each of the fiscal year ended December 31, 2005 and the fiscal quarter ending March 31, 2006 (the "Initial Period"), the applicable interest rate margins shall be as follows: 2.25% for LIBOR Loans and 0.75% for Base Rate Loans. Interest rates shall increase to the highest level in the grid if required financial statements and compliance certificates are not delivered when due until the first business day after such items are delivered.

Interest will be due and payable (i) with respect to Base Rate Loans, monthly in arrears on the last day of each calendar month, upon a prepayment and at maturity and (ii) with respect to LIBOR Loans, on the last day of each Interest Period, upon a prepayment (and if the Interest Period is in excess of three months, on the three-month anniversary of the first day of such Interest Period), and at maturity.

In connection with the execution of the Infantline Credit Agreement, the Infantline Borrowers paid aggregate closing fees of $1,425,000 and an aggregate agency fee of $25,000. An aggregate agency fee of $25,000 will be payable on each anniversary of the Closing Date. The Revolving Loan shall be subject to an annual non-use fee (payable monthly, in arrears, and upon termination of the relevant obligations) of 0.50% for unused amounts under the Revolving Loan, an annual letter of credit fee (payable monthly, in arrears, and upon termination of the relevant obligations) for undrawn amounts with respect to each letter of credit based on the most recent quarter-end Total Debt to EBITDA Ratio ranging from 1.75% - 2.50%, customary letter of credit administration fees and a letter of credit fronting fee in amounts agreed to by the Infantline Borrowers and the Issuing Lender. Notwithstanding the foregoing, during the Initial Period, the letter of credit fee shall equal 1.75%. In addition, if the Termination Date occurs prior to the first anniversary of the Closing Date, the Infantline Borrowers shall pay an aggregate early termination fee of $950,000.

The Infantline Borrowers are required to make prepayments of the Term Loan until paid in full upon (i) the receipt of any Net Cash Proceeds from (i) any Asset Disposition, (ii) any issuance of Capital Securities of any Loan Party (excluding specified

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 issuances) or the issuance of any Debt of any Loan Party (excluding specified
Debt), and (iii) receipt of any contribution by the Company funded from Net Cash Proceeds of any issuance of Capital Securities by any Loan Party) to the Company, in each case in an amount equal to 100% of such Net Cash Proceeds or contribution, as applicable, which amounts shall be applied as set forth in the Infantline Credit Agreement. In addition, commencing with fiscal year 2007, annual mandatory prepayments of the Term Loan shall be required until paid in full upon achievement of Excess Cash Flow for each fiscal year, in an amount equal to 50% of such Excess Cash Flow unless the Total Debt to EBITDA Ratio for the prior fiscal year was equal to or less than 2.00:1.00.

The Infantline Credit Agreement contains affirmative and negative covenants, including, without limitation, financial reporting (including commencing with fiscal year 2007, annual delivery of projections), notice requirements with respect to specified events, required compliance certificates, required borrowing base certificates, limitations on the issuance of equity, limitations on liens, limitations on the incurrence of further indebtedness, limitations on mergers, consolidations, sales of assets and other transactions outside of the ordinary course of business, limitations on making distributions to the Company (some of which are described below), limitations on stock redemptions or repurchases and/or the prepayment or redemption of other debt (including the Earnout Consideration, as described below), limitations on investments, limitations on transactions with affiliates, and prohibitions on the commingling of cash of the Infantline Borrowers with cash of affiliates of the Infantline Borrowers. Notwithstanding the foregoing, certain acquisitions are permitted under the Infantline Credit Agreement. In addition, the Infantline Credit Agreement contains the following financial covenants (the "Infantline Financial Covenants"): (i) a minimum EBITDA test, (ii) a minimum Fixed Charge Coverage Ratio, (iii) a maximum Total Debt to EBITDA Ratio and (iv) an annual capital expenditure limitation.

The Infantline Borrowers are not permitted to distribute cash to the Company to pay dividends to the shareholders of the Company unless (i) the Earnout Consideration is paid in full, (ii) before and after giving effect to such distribution, no Event of Default or Unmatured Event of Default would exist,
(iii) before and after giving effect to such distribution, Excess Revolving Loan Availability will equal or exceed $4.0 million and (iv) no violation of the Infantline Financial Covenants would then exist, or would, on a pro forma basis, result therefrom. Any such dividends by the Company may be declared no more frequently than quarterly and must take the form of regular cash dividends from legally available funds.

In addition, the Infantline Borrowers are not permitted (except in specified situations described in the Infantline Credit Agreement) to distribute cash to the Company to pay the Company's overhead expenses unless (i) before and after giving effect to such distribution, no Event of Default would exist and (ii) before and after giving effect to such distribution, Excess Revolving Loan Availability will equal or exceed $4.0 million; provided that the aggregate amount of such distributions shall not exceed $2.0 million per year.

The Infantline Borrowers are not permitted to distribute cash to the Company to repurchase or redeem securities of the Company held by employees, officers or directors unless (i) subject to specified exceptions, the Earnout Consideration is paid in full, (ii) before and after giving effect to

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such distribution, no Event of Default or Unmatured Event of Default would exist, (iii) before and after giving effect to such distribution, Excess Revolving Loan Availability will equal or exceed $5.0 million and (iv) no violation of the Infantline Financial Covenants would then exist, or would, on a pro forma basis, result therefrom.

As is described below, as a result of the LaSalle Refinancing, the obligation to pay the Earnout Consideration is no longer the obligation of the Company, but the joint and several obligation of the Infantline Borrowers. With respect to the Earnout Consideration, the Infantline Borrowers will be permitted to pay all or a portion of the Earnout Consideration to the extent that, before and after giving effect to such payment, (i) Excess Revolving Loan Availability will equal or exceed $3.0 million and (ii) no violation of the Infantline Financial Covenants would then exist, or would, on a pro forma basis, result therefrom.

The Infantline Credit Agreement contains certain events of default, including, among others, non-payment of principal, interest, fees, reimbursement obligations with respect to any letter of credit or other amounts, breach of representations and warranties in any material respect, violation of covenants, specified cross defaults (which do not include defaults under the Giftline Credit Agreement described below), bankruptcy events, judgments, ERISA or other pension plan violations, specified losses of collateral, the occurrence of a change of control of the Company (as defined in the Infantline Credit Agreement), and/or a continuing default under the Infantline Pledge Agreement (defined below). If an event of default occurs and is continuing: (i) the Agent is entitled to, and under specified circumstances is required to, declare the Infantline Commitments to be terminated in whole or in part and/or declare all or any part thereof to be due and payable and/or demand that the Infantline Borrowers immediately cash collateralize all or any letters of credit, (provided that upon events of bankruptcy, the Infantline Commitments will be immediately due and payable, and the Infantline Borrowers will be required to immediately cash collateralize all or any letters of credit), and (ii) a default interest rate may, and in the event of specified payment defaults or bankruptcy events will, become applicable to the Infantline Commitments at a rate per annum equal to the rate of interest otherwise in effect plus 2%.

The Infantline Credit Agreement requires that the board of directors of each of the Infantline Borrowers have at least one Independent Director. The Infantline Credit Agreement contains various conditions to lending, including that no Event of Default or Unmatured Event of Default shall have occurred and be continuing.

In order to secure the obligations of the Infantline Borrowers, the Infantline Borrowers have pledged and have granted security interests to the Agent in substantially all of their existing and future personal property, all pursuant to the terms of a Guaranty and Collateral Agreement made on March 14, 2006 among the Infantline Borrowers and the Agent (the "Infantline Security Agreement"). Pursuant to the Infantline Security Agreement, each Infantline Borrower also guarantees the performance of the other Infantline Borrower under the Infantline Credit Agreement. As additional security for the Infantline Borrower's obligations under the Infantline Credit Agreement, the Infantline Borrower's granted a mortgage for the benefit of the Agent and the lenders on its real property located at 2305 Breton Industrial Park Drive, S.E., Kentwood, Michigan.

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In addition, in order to secure the obligations of the Infantline Borrowers under the Infantline Credit Agreement, the Company executed a pledge agreement with the Agent on behalf of itself and the lenders party to the Infantline Credit Agreement, dated as of March 14, 2006 (the "Infantline Pledge Agreement"), pursuant to which the Company pledged 100% of the equity interests of each of the Infantline Borrowers to the Agent. Pursuant to the Infantline Pledge Agreement, the Company has agreed that it will function solely as a holding company and will not, without the prior written consent of the Agent, engage in any business or activity except for specified activities, including those relating to its investments in its subsidiaries existing on the Closing Date, the maintenance of its existence and compliance with law, the performance of obligations under specified contracts and other specified ordinary course activities.

B. The Giftline Credit Agreement

On March 14, 2006, Newco and other specified wholly-owned domestic subsidiaries of the Company (collectively, the Giftline Borrowers"), entered into a credit agreement as borrowers, on a joint and several basis, with LaSalle Bank National Association, as issuing bank (the "Issuing Bank"), LaSalle Business Credit, LLC as administrative agent (the "Administrative Agent"), the lenders from time to time party thereto, and the Company, as loan party representative (the "Giftline Credit Agreement"). Unless otherwise specified herein, capitalized terms used but undefined in this Section B shall have the meanings ascribed to them in the Giftline Credit Agreement.

The commitments under the Giftline Credit Agreement consist of (a) before such commitment is increased (at any time if no Event of Default or Default is existing with the consent of the Administrative Agent and the Issuing Bank), a revolving credit facility in an amount equal to the Borrowing Base minus amounts outstanding under the Canadian Credit Agreement (as defined below) and (b) after such commitment is increased, the lesser of (i) $25.0 million and (ii) the then-current Borrowing Base, in each case minus amounts outstanding under the Canadian Credit Agreement (the "Giftline Revolver"), with a subfacility for letters of credit to be issued by the Issuing Bank in an amount not to exceed $8.0 million. The Giftline Borrowers did not draw down on the Giftline Revolver on the Closing Date.

All outstanding amounts under the Giftline Revolver are due and payable on March 14, 2011, subject to earlier termination in accordance with the terms of the Giftline Credit Agreement.

The Giftline Revolver will bear interest at a rate per annum equal to the sum of the Base Rate (for Base Rate Loans) or the LIBOR Rate (for LIBOR Loans) plus a margin of 2.75% for LIBOR Loans and 1.25% for Base Rate Loans.

Interest will be due and payable in the same manner as with respect to the Infantline Commitments.

In connection with the execution of the Giftline Credit Agreement, the Infantline Borrowers paid (on behalf of the Giftline Borrowers) aggregate closing fees of $150,000 and an aggregate agency fee of $20,000. Aggregate agency fees of $20,000 will be payable by the Giftline Borrowers on each anniversary of the Closing Date. The Giftline Revolver shall be subject to an annual non-use fee (payable monthly, in arrears, and upon termination of the relevant obligations) of 0.50% for unused amounts under the Giftline Revolver,

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and other fees as described with respect to the Giftline Revolver. If the commitment under the Giftline Credit Agreement is increased, an additional fee equal to 1% of the increase will be required. In addition, if the Termination Date occurs prior to the first anniversary of the Closing Date, the Giftline Borrowers shall pay a termination fee equal to 1% of the highest Maximum Revolving Commitment that had been in effect at any time prior to such termination.

Mandatory prepayments of amounts outstanding under the Giftline Revolver shall be required until paid in full upon the receipt of any Net Cash Proceeds from
(i) any Asset Disposition (or financing or refinancing any Obligations with specified debt), and (ii) any issuance of Capital Securities of any Loan Party (excluding specified issuances) or the issuance of any Debt of any Loan Party (excluding specified Debt), in each case in an amount equal to 100% of such Net Cash Proceeds, which amounts shall be applied as set forth in the Giftline Credit Agreement.

All accounts of the Giftline Borrowers are required to be with the Administrative Agent or its affiliates, and cash will be swept on a daily basis to pay down outstanding amounts under the Giftline Revolver.

The Giftline Credit Agreement contains affirmative and negative covenants substantially similar to those applicable to the Infantline Credit Agreement. In addition, the Giftline Credit Agreement contains the following financial covenants (the "Giftline Financial Covenants"): (i) a minimum EBITDA test, (ii) a minimum Excess Revolving Loan Availability requirement of $5.0 million, (iii) an annual capital expenditure limitation and (iv) a minimum Fixed Charge Coverage Ratio (for quarters commencing with the quarter ended March 31, 2008). In addition, at any time after December 31, 2007 in respect of which the Fixed Charge Coverage Ratio for the Computation Period ending as of the Fiscal Quarter end most recently preceding such date was less than 1.00 to 1.00, Revolving Outstandings plus the sum of the aggregate principal amount of all Loans, all Specified Hedging Obligations and the Stated Amount of all Letters of Credit outstanding under (and, in each case, as such terms are defined in) the Canadian Loan Agreement, may not exceed $10,000,000.

The Giftline Borrowers are not permitted to distribute cash to the Company to pay dividends to the shareholders of the Company unless (i) the Earnout Consideration is paid in full, (ii) before and after giving effect to such distribution, no Event of Default or Unmatured Event of Default would exist,
(iii) before and after giving effect to such distribution, Excess Revolving Loan Availability will equal or exceed $8.0 million, (iv) no violation of the Giftline Financial Covenants would then exist, or would, on a pro forma basis, result therefrom and (v) the Fixed Charge Coverage Ratio equals or exceeds 1.25:1.00.

In addition, the Giftline Borrowers are not permitted (except in specified situations described in the Giftline Credit Agreement) to distribute cash to the Company to pay the Company's overhead expenses unless (i) before and after giving effect to such distribution, no Event of Default or Unmatured Event of Default would exist, (ii) no violation of the Giftline Financial Covenants would then exist, or would, on a pro forma basis, result therefrom, and (iii) the aggregate of such distributions do not exceed $4.5 million per year for each of fiscal years 2006 and 2007, and $5.0 million for each fiscal year thereafter (other than with respect to costs paid by the Company that should have been incurred by the Giftline Borrowers).

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The Giftline Credit Agreement contains events of default and consequences therefrom substantially similar to those set forth in the Infantline Credit Agreement. In addition, Events of Default under the Giftline Credit Agreement include (i) specified events with respect to the EDA Standby L/C and the EDA Bonds (described below) and (ii) the occurrence of a Triggering Event (generally, the invalidation of the Assignment and/or security interests granted by Newco in connection therewith pursuant to applicable law relating to bankruptcy, insolvency or creditors' rights).

The Giftline Credit Agreement contains various conditions to lending, including that no Event of Default or Unmatured Event of Default shall have occurred and be continuing.

In order to secure the obligations of the Giftline Borrowers, the Giftline Borrowers have pledged and have granted security interests to the Administrative Agent in substantially all of their existing and future personal property, all pursuant to the terms of a Guaranty and Collateral Agreement made on March 14, 2006 among the Giftline Borrowers and the Administrative Agent, on behalf of itself and the lenders (the "Giftline Security Agreement"). Pursuant to the terms of the Giftline Security Agreement, each Giftline Borrower also guarantees the performance of the other Giftline Borrowers under the Giftline Credit Agreement.

In accordance with the terms of the Limited Recourse Guaranty and Collateral Agreement between the Company and the Administrative Agent, dated as of March 14, 2006 (the "Parent Guaranty"), the Company agreed to guaranty the obligations of the Giftline Borrowers under the Giftline Credit Agreement. This guarantee is secured by a lien on the assets intended to be assigned to Newco pursuant to the Assignment.

In addition, in order to secure the obligations of the Giftline Borrowers under the Giftline Credit Agreement, the Company executed a pledge agreement with the Administrative Agent, on behalf of itself and the lenders party to the Giftline Credit Agreement, dated as of March 14, 2006 (the "Giftline Pledge Agreement"), pursuant to which the Company pledged 100% of the equity interests of each of the Giftline Borrowers and 65% of its equity interests in certain of its First Tier Foreign Subsidiaries to the Administrative Agent. The Giftline Pledge Agreement contains substantially similar limitations on the activities of the Company as is set forth in the Infantline Pledge Agreement.

The LaSalle Credit Agreement and all other loan and/or security agreements executed in connection with the LaSalle Credit Agreement, were terminated concurrently with the consummation of the LaSalle Refinancing.

C. Related Matters

Canadian Credit Agreement

As contemplated by the LaSalle Credit Agreement, the Company's Canadian subsidiary, Amram's Distributing Ltd. ("Amrams"), executed on June 30, 2005, as of June 28, 2005, as amended, a separate Credit Agreement (acknowledged by the Company) with the financial institutions party thereto and LaSalle Business Credit, a division of ABN AMRO Bank, N.V., Canada Branch, a

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Canadian branch of a Netherlands bank, as issuing bank and administrative agent
(the "Canadian Credit Agreement"), and related loan documents with respect to a maximum U.S. $10.0 million revolving loan (the "Canadian Revolving Loan"). The Company executed an unsecured Guarantee (the "Canadian Guarantee") to guarantee the obligations of Amrams under the Canadian Credit Agreement. In connection with the LaSalle Refinancing, the Canadian Credit Agreement was amended to (i) replace references to the LaSalle Credit Agreement with the Giftline Credit Agreement (such that, among other conforming changes, a default under the Giftline Credit Agreement will be a default under the Canadian Credit Agreement), (ii) release the Company from the Canadian Guaranty and (iii) provide for a maximum U.S. $5 million revolving loan. In connection with the release of the Company from the Canadian Guaranty, Newco executed an unsecured Guarantee (the "Newco Guarantee") to guarantee the obligations of Amrams under the Canadian Credit Agreement. A default under the Infantline Credit Agreement will not constitute a default under the Canadian Credit Agreement.

EDA

All capitalized terms used but undefined in this "EDA" Section shall have the meanings ascribed to them in the Giftline Credit Agreement.

Since 1983, the Company has been a guarantor of the EDA Loan Agreement, which was entered into December 1, 1983 by Mr. Russell Berrie and the EDA to finance the construction of one of the properties the Company now leases from the Estate of Mr. Russell Berrie (the "Estate"). The Estate is the primary obligor of the mortgage securing such loan. Such mortgage has a principal amount outstanding of $7,000,000. In connection therewith, the Company, in 1983, caused the issuance of the EDA Standby L/C in an amount of approximately $7.4 million to secure the payment obligations of the EDA Bonds and has granted a security interest on accounts receivable and inventory of the Company up to $2.0 million to secure its obligations under its guarantee and the Amended and Restated Letter of Credit Reimbursement Agreement (the "L/C RA") executed in connection therewith.

Ms. Angelica Berrie, a beneficiary under the Estate, has agreed to deposit in escrow the funds necessary to redeem the EDA Bonds. Once the EDA Bonds have been redeemed, the Company's obligations under the guarantee discussed above (as well as the EDA Standby L/C and related security interests) will be terminated.

Consummation of the Assignment, however, resulted in a covenant default under the documents governing the EDA Bonds and a default under the L/C RA and, as a result thereof, among other things, permits the EDA Standby L/C Issuer to demand cash collateral in respect of the EDA Standby L/C. In consideration for the agreement of the EDA Standby L/C Issuer to refrain for a specified time period from demanding such cash collateral or additional collateral, the Administrative Agent has agreed to issue, on behalf of the Giftline Borrowers, a letter of credit in an approximate amount of $7.4 million (the "Back-Stop L/C") that can be drawn upon by the EDA Standby L/C Issuer under specified circumstances, including any draw on the EDA Standby L/C or the failure of the EDA Bonds to be redeemed by August 15, 2006. In consideration for the establishment of the Back-Stop L/C, the EDA Standby L/C Issuer has agreed to grant to the Administrative Agent a 100% participation in all rights of the EDA Standby L/C Issuer under the L/CRA, including the EDA Standby L/C.

In connection with the EDA Bonds, the following, among other events, shall constitute Events of Default under the Giftline Credit Agreement: (i) any drawing is made under the EDA Standby L/C, other than any such drawing for regularly scheduled monthly payments of interest due and owing under the EDA Bonds, which drawing is reimbursed within the time set forth therefor pursuant to the EDA Bond Indenture; any drawing is made on the Back-Stop L/C, or the Standby L/C Issuer demands additional collateral for the obligations under the L/C RA, (ii) Angelica Berrie shall fail to deposit in escrow with the EDA Bond Trustee the full amount of available monies required to effect the EDA Bond Redemption on or prior to March 20, 2006, (iii) Angelica Berrie shall fail to initiate the EDA Bond Redemption by May 5, 2006 (such date to be deferred under specified circumstances until August 5, 2006) or (iv) the EDA Release Date shall not have occurred prior to August 15, 2006.

Earnout Security Documents

All capitalized terms used but undefined in this "Earnout Security Documents" Section shall have the meanings ascribed to them in the Giftline Credit Agreement.

As has been previously reported, the Company executed the Earnout Security Documents in order to secure the Company's obligation to pay the Earnout Consideration under the Kids Line Purchase Agreement. Pursuant to the Letter Agreement between the Infantline Borrowers and California KL Holdings, Inc., and the other parties thereto (the "Letter Agreement"), the Infantline Borrowers have agreed, on a joint and several basis, to assume sole responsibility to pay the Earnout Consideration in the place of the Company. In connection therewith, the Earnout Security Documents have been amended to effect the partial release of the Company as obligor and the full release of the security interests granted thereunder by any Giftline Borrowers. To secure the obligations of the Infantline Borrowers to pay the Earnout Consideration, the Infantline Borrowers have granted a subordinated lien on substantially all of their assets, on a joint and several basis, and the Company has granted a subordinated lien on the equity interests of each of the Infantline Borrowers to the Earnout Sellers Agent. All such security interests and liens are subordinated to the senior indebtedness of the Infantline Borrowers arising under the Infantline Credit Agreement. The Earnout Consideration is not secured by the Giftline Borrowers or their assets or equity interests.

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

The disclosures required by this Item are set forth in Item 1.01 above, which is incorporated herein by reference thereto.

SECTION 2 -- FINANCIAL INFORMATION

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The disclosures required by this Item are set forth in Item 1.01 above, which is incorporated herein by reference thereto.

SECTION 8 -- OTHER EVENTS

On March 16, 2006, the Company issued a press release announcing consummation of the LaSalle Refinancing. The press release has been filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

SECTION 9 -- FINANCIAL STATEMENTS AND EXHIBITS

(C) EXHIBITS

     The following exhibits are filed with this report:

Exhibit 99.1 Press Release dated March 16, 2006, announcing the consummation of the LaSalle Refinancing.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 16, 2006                    RUSS BERRIE AND COMPANY, INC.


                                        By: /s/ John D. Wille
                                            ------------------------------------
                                            John D. Wille
                                            Vice President and
                                            Chief Financial Officer

                                  Exhibit Index

Exhibit 99.1 Press Release dated March 16, 2006, announcing the consummation of the LaSalle Refinancing.